Exhibit 10.56

June 29, 2008

Clarient Pathology Services, Inc.

31 Columbia

Aliso Viejo, CA  92656

Ladies and Gentlemen:

The undersigned, Kenneth B. Bloom, M.D., together with his spouse, Sherry Lynn Bloom (collectively, “Bloom”), as sole shareholder of Clarient Pathology Services, Inc. (the “P.C.”), hereby agrees with Clarient, Inc., a Delaware corporation (“Clarient”), as follows:

1.                                       Bloom acknowledges that he is the owner of 100 shares of no par common stock, of the P.C. (the “Shares”).  Bloom agrees that he will not transfer, assign, pledge or hypothecate in any way the Shares, except in accordance with the terms of this letter.

2.                                       For good and adequate consideration, the receipt and sufficiency of which Bloom hereby acknowledges, Bloom hereby agrees irrevocably and unconditionally that at the option of Clarient (the “Option”), he shall transfer to Clarient or its designee all, but not less than all, of the Shares by delivery of such Shares, together with necessary stock powers in blank, against payment in cash in an amount equal to $1.00 per share.  Bloom agrees that the Option shall be exercised in a manner such that the ownership of the Shares will not violate any applicable laws or regulations.  Clarient shall give Bloom written notice of the transfer of the Shares upon the exercise of the Option.  To effectuate this provision, Clarient shall hold the Shares in escrow, along with executed stock powers in blank.

3.                                       Clarient hereby agrees to indemnify Bloom and to hold him harmless from and against any loss, damage, cost or expense (including, but not limited to, reasonable attorneys’ fees), suffered or incurred by Bloom, arising out of any claim solely relating to his position as a shareholder, director, and officer of the P.C. (and not alleging negligence, wrongful act of willful misconduct on the part of Bloom), of which Bloom promptly notifies Clarient in writing.  Clarient shall have the right to assume the defense of any such indemnified claim and Bloom shall not settle any such claim without Clarient’s prior written consent.

4.                                       The Option shall be binding upon Bloom and his respective heirs, executors, and administrators, and upon any assignee or transferee of Shares, by Operation of law or otherwise.

5.                                       Nothing contained herein shall be deemed to give to Clarient a present ownership interest in the Shares.

6.                                       The Shares will bear an appropriate legend stating that the Shares are subject to the terms and conditions set forth in this letter substantially in the following form, as well as any legend required by appropriate Blue Sky officials:

“The securities represented by this certificate (i) are subject to the restrictions on transfer contained in a letter agreement dated June 28, 2008, between Clarient and the holder of this certificate (a copy of which is available without charge) and (ii) have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the securities evidenced by this certificate.”

7.                                       The P.C.’s records and stock ledger shall contain a stop transfer instruction reflecting this letter agreement.

If the foregoing accurately sets forth the agreement between us, kindly execute the enclosed counterpart of this letter in the space indicated below for such purpose and return such signed counterpart to the undersigned, whereupon this letter shall become a binding agreement between us.

Very truly yours,

/s/ Kenneth J. Bloom, M.D.

Kenneth J. Bloom

/s/ Sherry Lynn Bloom

Sherry Lynn Bloom

Agreed and Accepted:

Clarient, Inc.

By:	/s/ Michael J. Pellini

Name:	Michael J. Pellini, M.D.

Title:	President and Chief Operating Officer